                                                                 Exhibit 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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

                                             Years Ended March 31,
                                    --------------------------------------
                                       1997          1998          1999
                                       ----          ----          -----

Weighted average number of
  common shares outstanding
  during the period:
     Basic                          1,739,683     2,411,524      3,065,219
     Dilutive stock options           843,828     1,128,617      1,549,601
     Series A redeemable,
       convertible preferred
       share                        3,125,000     3,125,000      2,902,397
                                    ---------     ---------      ---------
     Diluted                        5,708,511     6,665,141      7,517,217
                                    ---------     ---------      ---------
                                    ---------     ---------      ---------
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